SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                      ___________________________

                              FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


                              Date of Report
         (Date of earliest event reported) - October 17, 2001


                        VALLEY NATIONAL BANCORP
             (Exact Name of Registrant as Specified in Charter)


                              NEW JERSEY
             (State or Other Jurisdiction of Incorporation)


                         1-11277 22-2477875
         (Commission File Number) (IRS Employer Identification No.)


              1455 Valley Road, Wayne, New Jersey  07470
                (Address of Principal Executive Offices)


                            (973) 305-8800
                    (Registrant's Telephone Number)

Item 5 - Other Events

On October 17, 2001, Valley National Bancorp ("Valley") issued a press release reporting net income of $36.0 million for the third quarter of 2001 compared with $32.8 million for the third quarter of 2000, an increase of 10.0 percent. Diluted per share earnings increased to $0.46 for the third quarter ended September 30, 2001 compared to $0.42 for the third quarter of 2000.

For the nine months ended September 30, 2001, diluted per share earnings, before merger charges, were $1.35, an increase of 10.7 percent over the $1.22 reported for the nine months ended September 30, 2000. Net income, before merger charges, was $106.2 million for the nine months ended September 30, 2001, compared with $97.4 million for the same period of 2000. Net income, before merger charges, for the nine months ended September 30, 2001 excludes a net, after tax merger related charge of $7.0 million, or $0.09 per diluted share, recorded in conjunction with the first quarter acquisition of Merchants New York Bancorp, Inc.

A copy of the press release is attached as Exhibit 99 to this Current Report on Form 8-K and incorporated by reference herein.


Item 7 - Exhibits

         Exhibit 99        Press Release dated October 17, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                VALLEY NATIONAL BANCORP


Dated:  October 19, 2001               By:      /s/ Alan D. Eskow__________
                                                Alan D. Eskow
                                                Executive Vice President & CFO

                                INDEX TO EXHIBITS

         Exhibit No.                Description



         Exhibit 99                 Press Release dated October 17, 2001.

                                            Contact:Alan D. Eskow
                                            Executive Vice President & CFO
                                            (973) 305-4003


                 VALLEY NATIONAL BANCORP REPORTS 10 PERCENT INCREASE IN
                               THIRD QUARTER EARNINGS


WAYNE, N.J., October 17, 2001 - Valley National Bancorp (NYSE: VLY) reported net income of $36.0 million for the third quarter of 2001 compared with $32.8 million for the third quarter of 2000, an increase of 10.0 percent. Diluted per share earnings increased to $0.46 for the third quarter ended September 30, 2001 compared to $0.42 for the third quarter of 2000.

For the nine months ended September 30, 2001, diluted per share earnings, before merger charges, were $1.35, an increase of 10.7 percent over the $1.22 reported for the nine months ended September 30, 2000. Net income, before merger charges, was $106.2 million for the nine months ended September 30, 2001, compared with $97.4 million for the same period of 2000. Net income, before merger charges, for the nine months ended September 30, 2001 excludes a net, after tax merger related charge of $7.0 million, or $0.09 per diluted share, recorded in conjunction with the first quarter acquisition of Merchants New York Bancorp, Inc.

Net interest income, on a fully taxable equivalent basis, was $85.5 million for the third quarter of 2001 with a net interest margin of 4.46 percent. This compares with $84.2 million and a net interest margin of 4.37 percent for the second quarter of 2001.

The quarter ended September 30, 2001 produced a return on average assets ("ROA") of 1.79 percent and a return on average equity ("ROE") of 20.67 percent. The efficiency ratio for the three months ended September 30, 2001 was 44.14 percent. According to recent FDIC statistics and other published data for the banking industry, each of these performance measures is above industry averages.

Mr. Lipkin, Chairman, President and CEO noted "Although interest rates continued to decline during the third quarter, the bank's net interest income increased, growing both net income and earnings per share, with loan volume partially offsetting the decline in interest rates. Commercial loan and commercial mortgage loan volume increased by approximately $75 million or 2.9 percent over the second quarter of 2001. Residential mortgage loans, net of payments, increaed $84 million during the quarter, excluding loans sold during the quarter, and application volume continued at high levels into October as interest rates continued to decline."

Non-accrual loans were $14.4 million representing 0.27 percent of Valley's
$5.3 billion of total loans at September 30, 2001 an increase from $6.2 million or 0.12 percent of Valley's loans at June 30, 2001. Loans past due 90 days or more and still accruing were $14.7 million at September 30, 2001, a decrease from $15.5 million at June 30, 2001. Loans past due in excess of 30 days as a percentage of the loan portfolio were 1.25 percent for commercial loans, 1.55 percent for consumer loans and 1.09 percent for residential loans at September 30, 2001.

Mr. Lipkin added "During 2001 we continued to expand the footprint of our retail network with the opening of a new office in Chatham and the opening of another office in Ridgewood. We plan to open a new office in Mountainside in November."

During the quarter, Valley invested  $100 million in Bank Owned Life Insurance
(BOLI) to help offset the rising cost of employee benefits. The investment portfolio was reduced by a like amount and the income of $853 thousand from the BOLI is included in non-interest income for the third quarter.

Valley's servicing portfolio of residential mortgages declined in value during the quarter due to prepayments as a result of above normal refinancings resulting from the recent declines in interest rates. Included in amortization expense is an impairment reserve of $1.2 million recorded during the quarter, in addition to the regular quarterly amortization, on mortgage servicing rights to reflect the reduced values.

As of September 30, 2001, Valley's risk-based capital ratios were 11.2 percent for Tier 1 Capital and 12.3 percent for Total Capital. The Tier l leverage ratio was 8.3 percent. Shareholders' equity increased to $706.1 million from $627.9 million a year ago.

In August, Valley's Board of Directors authorized the company to repurchase up to 8,000,000 shares of Valley's outstanding common stock. Purchases may be made from time to time in the open market or in privately negotiated transactions generally not exceeding prevailing market prices. Valley currently has
77.3 million common shares outstanding and has purchased approximately 954 thousand shares through September 30, 2001. Reacquired shares are held in treasury and may be used for general corporate purposes.

On October 12, 2001 Valley National Bancorp filed a registration statement with the Securities and Exchange Commission relating to the public offering of 7,000,000 shares of trust preferred securities with a proposed aggregate offering price of $175 million. Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Sandler O'Neill & Partners, L.P., Legg Mason Wood Walker, Incorporated, Lehman Brothers, Inc., Ryan Beck & Co., Salomon Smith Barney and UBS Warburg will be the underwriters of the offering. Valley intends to use the proceeds from the offering for general corporate purposes.

Valley National Bancorp is a regional bank holding company headquartered in Wayne, New Jersey. Its principal subsidiary, Valley National Bank, including its Merchants Bank of New York Division, currently operates
126 offices located in 79 communities serving 10 counties throughout northern New Jersey and Manhattan.

------------------------------------------------------------------------------

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, technology and market conditions.
These statements may be identified by or such forward-looking terminology as "expect," "look," "believe," "anticipate," "may," "will," or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of the economy in New Jersey and New York especially as it has been affected by recent developments, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, as well as the effects of general economic conditions and legal and regulatory barriers and structure. Actual results may differ materially from such forward-looking statements. Valley assumes no obligation for updating any such forward-looking statement at any time.

The registration statement relating to the securities discussed in this press release is filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                               Valley National Bancorp
                           Consolidated Financial Highlights


SELECTED FINANCIAL DATA

                                                        Three Months Ended              Nine Months Ended
                                                           September 30,                   September 30,
(Dollars in thousands except per share data)       2001             2000              2001             2000

SELECTED FINANCIAL DATA BEFORE MERGER CHARGES:
Net income before merger charges                     $36,005        $  32,768        $  106,170     $     97,377
Earnings per diluted share (1)                          0.46             0.42              1.35             1.22
Return on average assets                                1.79 %           1.72 %            1.78 %           1.71  %
Return on average equity                               20.67            21.18             20.70            20.85

SELECTED FINANCIAL DATA INCLUDING MERGER CHARGES (2):
NET INCOME                                           $36,005        $  32,768        $   99,127      $    97,377
Net interest income                                   83,959           78,960           247,614          235,857
Net interest income (FTE)                             85,487           80,659           252,218          241,051

Weighted Average Number of Shares Outstanding:
   Diluted                                        78,587,695       78,616,344        78,588,466       79,501,813

Per share data (1):
      Basic earnings                               $    0.46        $    0.42         $    1.27        $    1.23
      Diluted earnings                                  0.46             0.42              1.26             1.22
      Cash dividends declared                          0.265             0.25              0.78             0.73
      Book value                                        9.13             8.06              9.13             8.06
      Closing stock price - high                       29.75            26.19             30.95            26.19
      Closing stock price - low                        26.60            22.62             24.42            19.61

FINANCIAL RATIOS:
Net interest margin - FTE                               4.46 %           4.41 %            4.41 %           4.40  %
Return on average assets                                1.79             1.72              1.66             1.71
Return on average shareholders' equity                 20.67            21.18             19.33            20.85
Efficiency ratio                                       44.14            45.28             44.29            44.62


(1) Per share figures have been adjusted for a 5 percent stock dividend declared April 4, 2001 to shareholders of record May 4, 2001 issued
     May 18, 2001.
(2) For the nine months ended September 30, 2001, net income, per share data and the financial ratios include the merger-related charges, net of tax, recorded in connection with the Merchants New York Bancorp, Inc.
     merger on January 19, 2001 of $7.0 million or $0.09 per diluted share. The efficiency ratio excludes the merger-related charges.

SELECTED BALANCE SHEET ITEMS AND RATIOS

                                                       Three Months Ended               Nine Months Ended
                                                            September 30,                   September 30,
(Dollars in thousands)                             2001             2000              2001             2000

AVERAGE BALANCE SHEET ITEMS:
Assets                                        $    8,023,707   $    7,615,665    $    7,966,394   $    7,602,983
Earning Assets                                     7,672,038        7,322,130         7,623,581        7,307,904
Loans                                              5,231,510        5,087,502         5,157,459        5,035,920
Interest Bearing Liabilities                       6,008,998        5,717,838         5,973,366        5,695,584
Deposits                                           6,175,484        5,908,011         6,127,563        5,932,451
Shareholders' equity                                 696,776          618,750           683,915          622,702

ALLOWANCE FOR LOAN LOSSES:
Beginning of period                           $       61,996    $      65,432    $      61,995    $       64,228
Provision for loan losses                              2,700            2,580             7,635            7,905
Charge-offs                                            1,390            3,226             8,232            9,261
Recoveries                                             1,366              877             3,274            2,791
End of period                                         64,672           65,663            64,672           65,663


                                 Valley National Bancorp
                             Consolidated Financial Highlights

                                                                                       As of September 30,
(Dollars in thousands)                                                                2001             2000

BALANCE SHEET ITEMS:
Assets                                                                           $    8,225,245   $    7,706,247
Loans                                                                                 5,299,951        5,150,026
Deposits                                                                              6,121,859        5,887,490
Shareholders' equity                                                                    706,124          627,864

CAPITAL RATIOS:
Tier 1 leverage ratio                                                                      8.32 %           8.37  %
Risk-based capital - Tier 1                                                               11.17            11.22
Risk-based capital - Total Capital                                                        12.25            12.36

SELECTED FINANCIAL DATA

ASSET QUALITY:
Non-accrual loans                                                                $       14,411   $        8,896
Other real estate owned (OREO)                                                              393              591
Total non-performing assets                                                              14,804            9,487
Loans past due 90 days or more and still accruing                                        14,718           15,276

ASSET QUALITY RATIOS:
Non-performing assets to total loans plus
      other real estate owned (OREO)                                                       0.28 %           0.18  %
Allowance for loan losses to loans                                                         1.22             1.28
Net charge-offs to average loans                                                           0.13             0.17

SHAREHOLDER RELATIONS

Requests for copies of reports providing more detailed financial statements and analysis, as well as all other inquiries regarding Shareholder Relations should be directed to Dianne Grenz at Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey 07470, by telephone at (973) 305-3380, fax at (973) 696-2044 or by e-mail at dgrenz@valleynationalbank.com.

VALLEY NATIONAL BANCORP
Consolidated Statements of Financial Condition
($ in thousands)

                                                                                             September 30,



Assets                                                                       2001                                 2000 (1)


Cash and due from banks                                         $          208,324                     $           216,011
Federal funds sold                                                               0                                   8,000
Securities:
   Available for sale                                                    1,963,570                               1,545,491
   Held to maturity                                                        485,655                                 595,369
                                                                 -----------------                      ------------------
         Total securities                                                2,449,225                               2,140,860
                                                                 -----------------                      ------------------
Loans                                                                    5,299,951                               5,150,026
Less: Allowance for loan losses                                            (64,672)                                (65,663)
                                                                 -----------------                      ------------------
Loans, net                                                               5,235,279                               5,084,363
                                                                 -----------------                      ------------------

Premises and equipment, net                                                 92,597                                  92,252
Due from customers on acceptances outstanding                               26,187                                  21,077
Accrued interest receivable                                                 49,413                                  48,945
Intangible assets                                                           37,442                                  39,573
Bank owned life insurance                                                  100,853                                       0
Other assets                                                                25,925                                  55,166
                                                                 -----------------                      ------------------
          Total assets                                          $        8,225,245                     $         7,706,247
                                                                 =================                      ==================

Liabilities

Deposits:
     Non-interest bearing                                       $        1,311,576                     $         1,234,732
     Interest bearing:
        Savings                                                          2,385,079                               2,211,470
        Time                                                             2,425,204                               2,441,288
                                                                 -----------------                      ------------------
          Total deposits                                                 6,121,859                               5,887,490
                                                                 -----------------                      ------------------
Federal funds purchased and securities
     sold under agreements to repurchase                                   219,796                                 351,902
Treasury tax and loan account and other
     short term borrowings                                                  86,287                                 161,073
Long-term debt                                                             959,746                                 591,828
Bank acceptances outstanding                                                26,186                                  21,077
Accrued expenses and other liabilities                                     105,247                                  65,013
                                                                 -----------------                      ------------------
          Total liabilities                                              7,519,121                               7,078,383
                                                                 -----------------                      ------------------

Shareholders' Equity
Preferred stock, no par value
      30,000,000 shares authorized; none issued                                  0                                       0
Common stock, no par value, authorized 113,953,711
      shares; issued 78,261,476 shares in 2001 and
      74,846,218 shares in 2000                                             33,356                                  32,085
Surplus                                                                    406,631                                 323,199
Retained earnings                                                          261,261                                 308,314
Unallocated common stock held by the employee benefit plan                    (643)                                   (822)
Accumulated other comprehensive gain (loss)                                 31,167                                 (17,815)
                                                                 -----------------                      ------------------
                                                                           731,772                                 644,961
Treasury stock, at cost (921,527 common shares
     in 2001 and 671,212 in 2000)                                          (25,648)                                (17,097)
                                                                 -----------------                      ------------------
          Total shareholders' equity                                       706,124                                 627,864

                                                                 -----------------                      ------------------
          Total liabilities and shareholders' equity            $        8,225,245                     $         7,706,247
                                                                 =================                      ==================

Note:  (1)  2000 data has been restated to reflect the merger with Merchants
            New York Bancorp Inc., effective January 19, 2001.


VALLEY NATIONAL BANCORP
Consolidated Statements of Income
($ in thousands, except per share data)

                                                                                                    Three Months Ended
                                                                                                     September 30,
                                                                                    2001                             2000 (1)
                                                                          ----------------------                -------------------

Interest Income
Interest and fees on loans                                                  $            99,695               $            107,119
Interest and dividends on investment securities                                          36,385                             35,664
Interest on federal funds sold and other
         short term investments                                                            809                               1,333
                                                                              ------------------               -------------------
               Total interest income                                                    136,889                            144,116
                                                                              ------------------               -------------------
Interest Expense
Interest on deposits:                                                     .
     Savings deposits                                                                    11,539                             14,515
     Time deposits                                                                       26,291                             34,283
Interest on other borrowings                                                             15,100                             16,358
                                                                              ------------------               -------------------
               Total interest expense                                                    52,930                             65,156
                                                                              ------------------               -------------------
Net Interest Income                                                                      83,959                             78,960
Provision for loan losses                                                                 2,700                              2,580
                                                                              ------------------               -------------------
Net interest income after provision for
     loan losses                                                                         81,259                             76,380
                                                                              ------------------               -------------------
Non-Interest Income
Trust and investment services                                                             1,065                                940
Service charges on deposit accounts                                                       4,524                              4,712
Gains on securities transactions, net                                                       932                                117
Fees from loan servicing                                                                  2,736                              2,769
Credit card fee income                                                                      865                              2,110
Gain on sale of loans, net                                                                1,419                                437
Bank owned life insurance                                                                   853                                  0
Other                                                                                     3,591                              3,352
                                                                              ------------------               -------------------
               Total non-interest income                                                 15,985                             14,437
                                                                              ------------------               -------------------

Non-Interest Expense
Salary expense                                                                           19,949                             18,678
Employee benefit expense                                                                  4,035                              4,406
FDIC insurance premiums                                                                     286                                309
Occupancy and equipment expense                                                           6,548                              6,813
Credit card expense                                                                         318                              1,233
Amortization of intangible assets                                                         3,321                              2,029
Other                                                                                     9,922                              7,980
                                                                              ------------------                -------------------
               Total non-interest expense                                                44,379                             41,448
                                                                              ------------------                -------------------
Income before income taxes                                                               52,865                             49,369
Income tax expense                                                                       16,860                              16,601
                                                                              ------------------                -------------------
Net Income                                                                  $            36,005                 $            32,768
                                                                              ------------------                -------------------

Earnings Per Share:  (2)
              Basic                                                         $              0.46                 $              0.42
              Diluted                                                       $              0.46                 $              0.42
Weighted Average Number of Shares Outstanding:  (2)
              Basic                                                                  77,933,392                          77,950,692
              Diluted                                                                78,587,695                          78,616,344


Note:  (1)  2000 data has been restated to reflect the merger with Merchants
            New York Bancorp Inc., effective January 19, 2001.
       (2) Earnings per share and average shares outstanding have been restated to reflect the 5% stock dividend dividend declared on April 4, 2001 and issued on May 18, 2001.

VALLEY NATIONAL BANCORP
Consolidated Statements of Income
($ in thousands, except per share data)

                                                                                     Nine Months Ended
                                                                                       September 30,

                                                                           2001                              2000 (1)
                                                                   ----------------                    ----------------

Interest Income
Interest and fees on loans                                       $         304,118                   $         311,278
Interest and dividends on investment securities                            113,210                             107,936
Interest on federal funds sold and other
          short term investments                                             4,171                               3,473
                                                                   ----------------                    ----------------
                                                                   ----------------                    ----------------
               Total interest income                                       421,499                             422,687
                                                                   ----------------                    ----------------
                                                                   ----------------                    ----------------
Interest Expense
Interest on deposits:
     Savings deposits                                                       38,032                              43,271
     Time deposits                                                          90,298                              97,650
Interest on other borrowings                                                45,555                              45,909
                                                                   ----------------                    ----------------
                                                                   ----------------                    ----------------
               Total interest expense                                      173,885                             186,830
                                                                   ----------------                    ----------------
                                                                   ----------------                    ----------------
Net Interest Income                                                        247,614                             235,857
Provision for loan losses                                                    7,635                               7,905
                                                                   ----------------                    ----------------
                                                                   ----------------                    ----------------
Net interest income after provision for
     loan losses                                                           239,979                             227,952
                                                                   ----------------                    ----------------
                                                                   ----------------                    ----------------
Non-Interest Income
Trust and investment services                                                3,472                               2,443
Service charges on deposit accounts                                         13,774                              13,464
Gains on securities transactions, net                                        1,911                                 117
Fees from loan servicing                                                     8,242                               8,281
Credit card fee income                                                       2,794                               6,162
Gain on sale of loans, net   (Note 3)                                        8,942                               1,787
Bank owned life insurance                                                      853                                   0
Other                                                                       10,421                              10,724
                                                                   ----------------                    ----------------
                                                                   ----------------                    ----------------
               Total non-interest income                                    50,409                              42,978
                                                                   ----------------                    ----------------
                                                                   ----------------                    ----------------
Non-Interest Expense
Salary expense                                                              58,946                              55,173
Employee benefit expense                                                    13,579                              12,962
FDIC insurance premiums                                                        869                                 935
Occupancy and equipment expense                                             21,929                              19,248
Credit card expense                                                          1,223                               3,808
Amortization of intangible assets                                            7,263                               5,665
Merger - related charges                                                     9,017                                   0
Other                                                                       27,206                              26,205
                                                                   ----------------                    ----------------
                                                                   ----------------                    ----------------
               Total non-interest expense                                  140,032                             123,996
                                                                   ----------------                    ----------------
                                                                   ----------------                    ----------------
Income before income taxes                                                 150,356                             146,934
Income tax expense                                                          51,229                              49,557
                                                                   ----------------                    ----------------
                                                                   ----------------                    ----------------
Net Income                                                       $          99,127                   $          97,377
                                                                   ----------------                    ----------------
                                                                   ----------------                    ----------------
Earnings Per Share:  (2)
              Basic                                              $            1.27                   $            1.23
              Diluted                                            $            1.26                   $            1.22
Weighted Average Number of Shares Outstanding:  (2)
              Basic                                                     77,968,912                          78,865,104
              Diluted                                                   78,588,466                          79,501,813

Note:  (1)  2000 data has been restated to reflect the merger with Merchants
            New York Bancorp Inc., effective January 19, 2001.
       (2) Earnings per share and average shares outstanding have been restated to reflect the 5% stock dividend dividend declared on April 4, 2001 and issued on May 18, 2001.
       (3) The 2001 gain on sale of loans includes the $4.9 million gain from the sale of the Shoprite credit card portfolio to American Express.